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                                                            EXHIBIT 10.11



                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (the "Agreement") is made this 9th day of May, 1995 by and between Diplomat Ambassador, Inc., a Delaware corporation, with its principal office at 4211 Van Kirk Street, Philadelphia, Pennsylvania (the "Company"), and Chanuk, Inc., a corporation having its principal place of business at c/o Metro Equity, Inc., Suite 333, Jenkintown Commons, Old York Road and Wyncote Road, Jenkintown, Pennsylvania (the "Consultant").

                              B A C K G R 0 U N D:

      A. The Company is engaged in the business of wholesale sale and distribution of eyewear.

      B. The Company wishes to assure itself of the services of the Consultant, and the Consultant desires to be engaged by the Company, on the terms and conditions set forth below.

      NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, and intending to be legally bound, the Company and the Consultant hereby agree as follows:

      1. Term. The Company shall engage the Consultant and the Consultant shall provide to the Company certain consulting, advisory and other supportive services in connection with the business of wholesale sale and distribution of eyewear conducted by the Company (the "Services"), commencing as of the date hereof and continuing continuously thereafter for a period of ten (10) calendar years on the terms and conditions set forth below.

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      2. Time and Efforts. The Consultant shall provide the Services to the
Company on an as requested basis not to exceed an average of five (5) hours per week during the term of this Agreement. The Consultant shall diligently and conscientiously devote its time and attention and its best efforts to the discharge of its duties hereunder and to promote the good will of the Company.

      3. Compensation. As compensation for the Services rendered by the Consultant pursuant to this Agreement, the Company shall pay to the Consultant, the sum of Two Hundred Sixty Thousand Dollars ($260,000.00) in equal, consecutive installments of Five Hundred Dollars ($500.00) per week during the term of this Agreement.

      4. Independent Contractor. It is mutually agreed and understood by the parties hereto that the Consultant is an independent contractor hereunder and the Consultant, and its agents, servants and employees shall not be considered to be an employee of the Company for any purpose whatsoever. The Consultant shall be responsible for the payment of any and all taxes and charges relating to consulting fees paid hereunder including, without limitation, Federal, state and local income taxes and social security on employees designated by Consultant to perform the Services under this Agreement.

      5. Entire Agreement and Modification. This Agreement constitutes the entire agreement between the Company and the Consultant with respect to the subject matter hereof and there are no oral agreements or undertakings between such parties affecting


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this Agreement. Any future modifications hereto, in order to be binding upon the parties, must be reduced to writing and executed by both parties to this Agreement.

      6. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in a manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

      7. Pennsylvania Jurisdiction and Law. The parties hereto consent to the jurisdiction of the Courts of the Commonwealth of Pennsylvania and the application of laws of the Commonwealth of Pennsylvania to any controversy hereunder, without regard to the laws of conflict of law governing in the Commonwealth of Pennsylvania, and without regard to any rule of construction or interpretation relating to which party drafted this Agreement.

      8. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties hereto, but in no event may the Company assign and delegate to any other party the Company's rights, duties or obligations under this Agreement.


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      9. Headings. The section headings herein shall have absolutely no legal significance and are used solely for convenience of reference.

      10. Counterparts. This Agreement may be executed in one (1) or more counterparts and by the different parties hereto and separate counterparts, each of which when executed shall be deemed to be an original, but all of which when taken together shall constitute one (1) and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year first written above.

                                          THE COMPANY:

                                          DIPLOMAT AMBASSADOR, INC.,
                                          a Delaware corporation


                                          BY: /s/ Barry Budilov
                                              --------------------------------
                                              Name: __________________________
                                              Title: _________________________

                                          THE CONSULTANT:

                                          CHANUK, INC.,
                                          a Pennsylvania corporation


                                          BY: /s/ Barry Budilov
                                              --------------------------------
                                              Name: __________________________
                                              Title: _________________________


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